Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2016, with respect to the balance sheet of Abacus Innovations Corporation as of January 25, 2016 included in the Registration Statement (Form S-4 and Form S-1) and related Prospectus of Abacus Innovations Corporation for the registration of 76,958,918 shares of common stock.

/s/ Ernst & Young LLP

McLean, Virginia

April 15, 2016